As filed with the Securities and Exchange Commission on February 28, 2018

Registration No. 333-____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

____________________

INPHI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0557980 (I.R.S. Employer Identification No.)

2953 Bunker Hill Lane, Suite 300 Santa Clara, CA (Address of principal executive offices)	95054 (Zip Code)

Inphi Corporation 2010 Stock Incentive Plan

(as amended and restated on July 19, 2017)

(Full title of the plan)

Ford Tamer President and Chief Executive Officer Inphi Corporation 2953 Bunker Hill Lane, Suite 300 Santa Clara, CA 95054 (408) 217-7300 (Name, address and telephone number of agent for service)	Copy to: Allison Leopold Tilley, Esq. Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, CA 94304 (650) 233-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “small reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)
Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered (1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	2,139,011	$25.38	$54,288,099	$6,759

(1)     The securities to be registered include options and rights to acquire Common Stock.

(2)     Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(3)     Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on February 22, 2018.

____________________

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission, or the SEC, on March 1, 2017 (File No. 333-216363), February 29, 2016 (File No. 333-209832), May 6, 2015 (File No. 333-203906), March 5, 2014 (File No. 333-194339), March 7, 2013 (File No. 333-187108), January 31, 2012 (File No. 333-179270) and November 16, 2010 (File No. 333-170629), are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

The following documents and information previously filed with the SEC by the Registrant are incorporated by reference herein.

(a)	Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (File No. 001-34942).

(b)

The description of Registrant’s Capital Stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-34942), filed on October 29, 2010 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any portions thereof furnished by the Registrant, including but not limited to information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), on or after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 8.     Exhibits

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Santa Clara, State of California, on the 28th day of February, 2018.

INPHI CORPORATION

By	/s/ Ford Tamer
Ford Tamer
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ford Tamer and John Edmunds and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Ford Tamer	Chief Executive Officer	February 28, 2018
Ford Tamer	(Principal Executive Officer), President and Director

/s/ John Edmunds	Chief Financial Officer	February 28, 2018
John Edmunds	(Principal Financial and Accounting Officer)

/s/ Diosdado P. Banatao	Chairman of the Board	February 28, 2018
Diosdado P. Banatao

/s/ Nicholas Brathwaite	Director	February 28, 2018
Nicholas Brathwaite

/s/ Chenming C. Hu	Director	February 28, 2018
Chenming C. Hu

/s/ David Liddle	Director	February 28, 2018
David Liddle

/s/ Bruce McWilliams	Director	February 28, 2018
Bruce McWilliams

/s/ Elissa Murphy	Director	February 28, 2018
Elissa Murphy

/s/ William J. Ruehle	Director	February 28, 2018
William J. Ruehle

/s/ Sam S. Srinivasan	Lead Director	February 28, 2018
Sam S. Srinivasan

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